SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: July 25, 2002
               Date of Earliest Event Reported: July 24, 2002


                                NOVEON, INC.
                          -----------------------
           (Exact Name of Registrant as Specified in its Charter)


         Delaware                  File No.                    13-4143915
 ------------------------   ------------------------    -----------------------
 (State of incorporation)   (Commission File Number)          (IRS Employer
                                                            Identification No.)


                           9911 Brecksville Road
                            Cleveland Ohio 44141
             -------------------------------------------------
                  (Address of Principal Executive Offices)
                                 (Zip Code)


                               (216) 447-5000
      ----------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
      ----------------------------------------------------------------
           (Former name or address, if changed from last report)

Item 5.       Other Events

              On July 24, 2002, Noveon, Inc. issued a press release relating to its financial results for the second quarter of 2002, a copy of which is attached as Exhibit 99.1.


Item 7.       Financial Statements and Exhibits

              (c) Exhibits

              Exhibits 99.1 Press release of Noveon, Inc. issued July 24,
              2002.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NOVEON, INC.



Dated:  July 26, 2002         By:          /s/ Christopher R. Clegg
                                   --------------------------------------------
                                   Christopher R. Clegg
                                   Senior Vice President, General Counsel
                                        and Secretary

[LOGO - NOVEON(TM)]                                                   NEWS

Noveon, Inc.
9911 Brecksville Road
Cleveland, Ohio  44141-3247
216.447.5000

For more information, contact:

Media Contact:                             Investor Relations Contact:
Rob Jewell                                 Sean Stack
(216) 447-5255                             (216) 447-6494


           NOVEON REPORTS SALES GROWTH AND 42% INCREASE IN EBITDA

Cleveland, Ohio, July 24 - Noveon, Inc. today reports selected financial results for the second quarter of 2002.

                               THREE Months Ended          SIX Months Ended
                                     June 30                    June 30
                               2001          2002          2001         2002
                               ----          ----          ----         ----
                                     Unaudited                Unaudited

     Sales                   $271.1        $280.9        $553.9     $540.3
     Gross Profit             $70.7         $94.6        $148.2     $176.9
     Operating Income         $12.7         $38.3         $32.6      $67.7
     Net Income (Loss)       $(6.9)         $15.8        $(1.9)      $24.3
     EBITDA(1)                $42.3         $60.2         $86.4     $111.6
     Free Cash Flow(2)        $37.2         $55.3         $58.7      $84.5
     Cash Balance             $42.6        $138.9         $42.6     $138.9

---------------------------
(1) EBITDA (unaudited) is not a measure of operating income, net income, operating performance or liquidity under GAAP

(2) Free cash flow (unaudited) is EBITDA less capex plus/less changes in accounts receivable, inventory and accounts payable


SECOND QUARTER 2002

In the quarter, Noveon reports sales of $280.9 million, earnings before interest, taxes, depreciation and amortization (EBITDA) of $60.2 million and net income of $15.8 million. For the second quarter of 2001, Noveon reported sales of $271.1 million, EBITDA of $42.3 million and a net loss of $6.9 million.

Sales increased 4% from the prior year reflecting stronger volumes within Noveon's TempRite(R) and personal care product lines, a better sales mix within the pharmaceutical product lines and the impact of the stronger Euro; partially offset by the impact of discontinued product lines at our Cincinnati colorants operation, a product mix shift along with competitive pricing pressure within our Estane(R) product line and lower volumes within our polymer additives' rubber chemical product line. EBITDA increased 42% over the prior year primarily due to lower raw material and utility costs, higher sales volumes and lower manufacturing spending resulting from productivity initiatives; partially offset by higher selling, general and administrative expenses from the addition of resources in sales and marketing. Net income improved by $22.7 million from a loss of $6.9 million in 2001 to income of $15.8 million in 2002. Also, free cash flow increased by 49% from $37.2 million in 2001 to $55.3 million in 2002 due to higher EBITDA and improved working capital productivity.

Steve Demetriou, Noveon president and chief executive officer, said, "We are very pleased with our second quarter results despite the uncertainty in the overall economy. Resumption of top line growth in the second quarter reflects Noveon's investment in growth resources, especially within our TempRite(R) product lines, which achieved record sales volumes. In addition, continued benefits from productivity initiatives and lower raw material costs helped drive our improved bottom line results in the second quarter. We have seen continued sequential improvements in volumes across many of our product lines, evidence of a slow but steady recovery from the lows of 2001."


CONSUMER SPECIALTIES

Noveon's Consumer Specialties segment reported a sales increase of 1% from $74.3 million to $74.8 million compared with the prior year second quarter driven by higher volumes in the personal care product lines and a better product mix within pharmaceuticals; partially offset by the impact of discontinued product lines at our Cincinnati colorant operation and lower phenol prices within the food and beverage product lines. EBITDA increased by 24% from $15.6 million in 2001 to $19.4 million in 2002, principally due to favorable raw material and utility costs within the food and beverage product lines, higher personal care volumes and productivity benefits.


POLYMER SOLUTIONS

Noveon's Polymer Solutions segment reported a sales increase of 9% compared to the second quarter of the prior year from $97.2 million to $105.8 million due to higher volumes across each of TempRite's(R) product applications (plumbing, fire sprinkler and industrial) and the stronger Euro; partially offset by a product mix shift along with competitive pricing pressure within our Estane(R) product line and lower volumes in polymer additives' rubber chemical products. EBITDA increased by 32% or $7.6 million from $23.6 million in 2001 to $31.2 million in 2002 due to higher TempRite(R) volume, lower raw material and utility costs; partially offset by higher SG&A due to increased growth resources.


PERFORMANCE COATINGS

Performance Coatings sales increased by 1% compared to the second quarter of the prior year from $99.6 million to $100.3 million due to higher volume within the paints and coatings product lines, partially offset by volume declines in products sold to textile related industries. EBITDA increased by 30% from $17.6 million to $22.9 million due to lower raw material and utility costs, improved productivity and higher volume.


CORPORATE

In the second quarter, corporate overhead expenses excluding depreciation, management fees and restructuring costs decreased by 8% or $1.2 million from $14.5 million in 2001 to $13.3 million in 2002. The improvement is primarily the result of the Company's restructuring and spending control efforts; partially offset by the incremental administrative costs as a stand-alone entity. During the second quarter, the Company recognized a $1.2 million restructuring charge related to the planned closure of a small manufacturing facility.


FIRST HALF PERFORMANCE

For the six months ended June 30, 2002, Noveon reports sales of $540.3 million, EBITDA of $111.6 million and net income of $24.3 million. For the six months ended June 30, 2001, Noveon reported sales of $553.9 million, EBITDA of $86.4 million and a net loss of $1.9 million. Six month results for 2001 included two months as BFGoodrich Performance Materials ("Performance Materials"), a segment of The B.F.Goodrich Company and four months as Noveon. Results of Performance Materials included certain businesses that were not part of Noveon's acquisition of Performance Materials on February 28, 2001.

For the six months ended June 30, 2002, sales decreased 2% from the prior year period reflecting lower volumes in products sold to the textile, industrial and automotive related industries, lower European demand, competitive pricing pressure and the impact of the discontinued product lines at our Cincinnati colorant operation; partially offset by strong volume growth within our TempRite(R) and personal care product lines. EBITDA increased 29% from the prior year period due to lower raw material and utility costs, lower manufacturing spending from productivity initiatives and the impact of higher volumes in TempRite(R) and personal care. Net income improved $26.2 million from a loss of $1.9 million to income of $24.3 million. Also, free cash flow improved by 44% from $58.7 million in 2001 to $84.5 million in 2002 due to higher EBITDA and improved efficiency in capital spending.

Noveon will be hosting a conference call to discuss second quarter results today, at 9:00 AM EDT. Domestic callers should dial 1 (800) 446-1671 and international callers should dial 1 (847) 413-3362 and ask to be connected to the Noveon second quarter earnings call (confirmation code 5996236). A replay of the call will be available through Wednesday, July 31 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   # # #

                                Noveon, Inc.

               Condensed Consolidated Statement of Operations
                           (dollars in millions)
                                (unaudited)


                                            THREE MONTHS      THREE MONTHS
                                                ENDED            ENDED
                                              JUNE 30,          JUNE 30,
                                                2001              2002
                                           ------------------------------------

Sales                                         $   271.1        $  280.9
Cost of sales                                     200.4           186.3
                                           ------------------------------------

Gross profit                                       70.7            94.6
Selling and administrative expenses                48.9            51.3
Amortization expense                                8.4             3.3
Consolidation costs                                 0.7             1.7
                                           ------------------------------------

Operating income                                   12.7            38.3
Interest income (expense)--net                    (23.2)          (19.2)
Other income (expense)--net                        (1.0)            0.1
                                           ------------------------------------
Income (loss) before income taxes                 (11.5)           19.2
Income tax (expense) benefit                        4.6            (3.4)
                                           ------------------------------------
Net income (loss)                             $    (6.9)       $   15.8
                                           ====================================

                                Noveon, Inc.
                                    and
                      BFGoodrich Performance Materials
     (The Predecessor Company and a Segment of The BFGoodrich Company)

               Condensed Consolidated Statement of Operations
                           (dollars in millions)
                                (unaudited)

                                                   BFGOODRICH
                                                  PERFORMANCE
                                                   MATERIALS               NOVEON, INC.
                                                ----------------------------------------------------
                                                   TWO MONTHS      FOUR MONTHS      SIX MONTHS
                                                     ENDED            ENDED            ENDED
                                                  FEBRUARY 28,      JUNE 30,         JUNE 30,
                                                      2001            2001             2002
                                                ----------------------------------------------------

Sales                                              $   187.0        $   366.9       $   540.3
Cost of sales                                          137.3            268.4           363.4
                                                ----------------------------------------------------

Gross profit                                            49.7             98.5           176.9
Selling and administrative expenses                     35.2             64.7           100.4
Amortization expense                                     4.0             11.0             7.0
Consolidation costs                                      -                0.7             1.8
                                                ----------------------------------------------------

Operating income                                        10.5             22.1            67.7
Interest income (expense)--net                           0.6            (32.9)          (38.5)
Other (expense)--net                                    (1.5)            (1.7)            -
                                                ----------------------------------------------------
Income (loss) before income taxes                        9.6            (12.5)           29.2
Income tax (expense) benefit                            (4.0)             5.0            (4.9)
                                                ----------------------------------------------------
Net income (loss)                                  $     5.6        $    (7.5)      $    24.3
                                                ====================================================


                                Noveon, Inc.

                    Condensed Consolidated Balance Sheet
                           (dollars in millions)


                                                   DECEMBER 31, 2001    JUNE 30, 2002
                                                  ---------------------------------------
                                                                         (unaudited)
CURRENT ASSETS
Cash and cash equivalents                              $   120.0          $   138.9
Accounts and notes receivable, net                         133.8              158.2
Inventories                                                140.2              135.0
Prepaid expenses and other current assets                    4.5                8.0
                                                  ---------------------------------------
TOTAL CURRENT ASSETS                                       398.5              440.1

Property, plant and equipment--net                         672.5              657.0
Goodwill--net                                              346.9              369.4
Identifiable intangible assets--net                        192.0              186.2
Other assets                                                51.9               46.9
                                                  ---------------------------------------
TOTAL ASSETS                                           $ 1,661.8          $ 1,699.6
                                                  =======================================

CURRENT LIABILITIES
Short-term bank debt                                   $     1.3          $     0.2
Accounts payable                                            97.1              101.4
Accrued expenses                                            74.2               73.5
Income taxes payable                                         1.0                4.0
Current maturities of long-term debt                        23.2               23.9
                                                  ---------------------------------------
TOTAL CURRENT LIABILITIES                                  196.8              203.0

Long-term debt                                             876.2              870.4
Postretirement benefits other than pensions                  5.3                5.4
Accrued pensions                                            32.8               35.0
Deferred income taxes                                       24.6               26.0
Accrued environmental                                       20.7               20.7
Other non-current liabilities                                9.2               12.0

STOCKHOLDER'S EQUITY
Common stock                                                 -                  -
Paid in capital                                            527.0              527.0
Retained earnings (deficit)                                (20.6)               3.7
Accumulated other comprehensive loss                       (10.2)              (3.6)
                                                  ---------------------------------------
TOTAL STOCKHOLDER'S EQUITY                                 496.2              527.1
                                                  ---------------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY             $ 1,661.8          $ 1,699.6
                                                  =======================================